Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – January 5, 2015 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in upcoming investor events. An updated investor presentation to be used at the following events will be posted on the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time on Tuesday, January 6, 2015.

Chief Executive Officer and President Scot Woodall will participate on a panel at the Goldman Sachs Global Energy Conference on Wednesday, January 7, 2015 at 4:15 p.m. Eastern time. The event is not webcast.

Senior Vice President – Business Development Larry Parnell and Vice President – Investor Relations Jennifer Martin will participate in the Global Hunter Securities Southern California Energy 1x1 Day on Wednesday, January 14, 2015. The event is not webcast.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.